Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of Indiana Community Bancorp of our report dated March 12, 2010, on our audits of the consolidated financial statements of Indiana Community Bancorp as of December 31, 2009 and 2008 and the years then ended, which report is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

/s/ BKD, LLP

BKD, LLP
Indianapolis, Indiana
April 30, 2010